Exhibit 99.1

PRESS RELEASE
Not For Distribution To United States Newswire Services Or For Dissemination In The United States

BUNKER HILL COMPLETES FIRST DRILLING CAMPAIGN UNDER NEW MANAGEMENT TEAM AND PROVIDES CORPORATE UPDATE

TORONTO, ON, July 15, 2020 – Bunker Hill Mining Corporation (the “Company”) (CSE:BNKR) is pleased to announce a first progress update following the change in management which occurred earlier this year.

Management’s focus is to explore the high-grade silver potential of the Bunker Hill mine, which was previously operated as a lead metal mine for 95 years ending in 1981. A total of 162 million ounces of silver were produced as a byproduct over this period.

The following historical drill intercepts have been identified in historic data. These are examples of the data that is being used to inform the next phase of silver focused exploration.

Hole #	Interval in Feet	Silver OPT	Level
3183	5	98	12
3402	5	40.4	8
1746	5	33.5	9
3042	5	28.6	10
3219	7	28.4	12
2950	5	22	15
2872	5	21.3	10
2985	5	20.6	9
2875	5	18	10
2961	4	16.4	10
3073	15	15	10
2737	5	14.5	9
2803	10	14.1	11
3271	5	13.3	14
1724	5.7	11.8	13
3155	5	10.8	12
3226	7	10	12
2946	5	8	10
2985	4	7.1	9

It is noted that these drill results were not compiled under the supervision of a Qualified Person. Accordingly, there is no assurance that the information is necessarily indicative of the mineralization at the Bunker Hill mine complex. It is further noted that drill intervals may not indicate true width.

The drilling and sampling program supporting the planned exploration of the Quill, Newgard and UTZ mineralization above the 11 Level of the mine has been completed at the Bunker Hill mine. This program included 8,797 feet (2,680 meters) of core drilling, primarily from underground, and collection of 755 channel samples. Laboratory analysis is currently underway. In addition to drilling and sampling, Bunker Hill initiated an ongoing program to digitize the considerable amounts of historic mine data into 3D format, providing the mine with the first version of a digital geologic model in the mine’s history.

The Company anticipates releasing these results in August which, in conjunction with analysis of historic mine data including previous untested silver exploration opportunities, will form the basis of an ongoing plan of exploration targeting the silver potential of the Bunker Hill mine.

Sam Ash, CEO of Bunker Hill, stated:

“I am excited about the prospects of Bunker Hill. In April, I relocated to Northern Idaho to focus on accelerating our preliminary exploration activity. As our understanding of the property increased throughout our first phase of data-digitization and drilling, it is suggesting that Bunker Hill has a strong mineral endowment.

Detailed analysis of the sources of the historical production of 162M ounces of silver as a byproduct of lead and zinc production, and the open nature of many of the existing and partially-mined mineral occurrences, particularly at depth, indicate that we could be sitting on a very prospective silver exploration target in the United States.

We plan on focusing our exploration efforts to identify and test the deposit for silver and anticipate the discovery of significant silver mineralization within range of existing infrastructure.”

In addition, the Company has entered into a loan agreement with an arm’s length third party for an unsecured loan facility of US$1,200,000 (the “Loan”) due August 31, 2020. As consideration for the Loan, the Company has agreed to pay the Lender a one-time origination fee of US$120,000.

The purpose of the Loan is to provide the Company with working capital pending the completion of an equity financing.

Qualified Person

Mr. Scott E. Wilson, CPG, President of Resource Development Associates Inc. and a consultant to the Company, is an Independent “Qualified Person” as defined by NI 43-101 and is acting at the Qualified Person for the Company. He has reviewed and approved the technical information summarized in this news release.

About Bunker Hill Mining Corp.

Bunker Hill Mining Corp. has an option to acquire 100% of the Bunker Hill Mine. Information about the Company is available on its website, www.bunkerhillmining.com, or within the SEDAR and EDGAR databases.

For additional information contact:

Sam Ash, President and Chief Executive Officer

+1 208 786 6999

sa@bunkerhillmining.com

Cautionary Statements

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations. Forward-looking statements are not comprised of historical facts. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, or “plan”. Since forward-looking statements are based on assumptions and address future events and conditions, by their very nature they involve inherent risks and uncertainties. Although these statements are based on information currently available to the Company, the Company provides no assurance that actual results will meet management’s expectations. Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. Forward looking information in this news release includes, but is not limited to, the Company’s intentions regarding its objectives, goals or future plans and statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to: the ability to predict and counteract the effects of COVID-19 on the business of the Company, including but not limited to the effects of COVID-19 on the price of commodities, capital market conditions, restriction on labour and international travel and supply chains; failure to identify mineral resources; failure to convert estimated mineral resources to reserves; the inability to complete a feasibility study which recommends a production decision; the preliminary nature of metallurgical test results; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; political risks; changes in equity markets; uncertainties relating to the availability and costs of financing needed in the future; the inability of the Company to budget and manage its liquidity in light of the failure to obtain additional financing, including the ability of the Company to complete the payments pursuant to the terms of the agreement to acquire the Bunker Hill Mine Complex; inflation; changes in exchange rates; fluctuations in commodity prices; delays in the development of projects; capital, operating and reclamation costs varying significantly from estimates and the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s public documents filed on SEDAR. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.